Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

July 27, 2020

Graphic Packaging Holding Company

1500 Riveredge Parkway NW

Atlanta, GA 30328

Re:	Registration Statement on Form S-3 (No. 333- )

Ladies and Gentlemen:

We have acted as counsel to Graphic Packaging Holding Company, a Delaware corporation (the “Company”) in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share of the Company (“Preferred Stock”); (iii) depositary shares of the Company (the “Depositary Shares”); (iv) warrants to purchase any of the securities of the Company described in clauses (i), (ii) and (iii) (collectively, the “Warrants”); (v) purchase contracts of the Company, obligating holders to purchase a specified or varying number of any of the securities which the Company may sell under the prospectus included in the Registration Statement (the “Prospectus”) at a future date or dates (the “Purchase Contracts”); and (vi) units comprised of one or more of the other securities that the Company may offer under the Prospectus, in any combination (the “Units”).

Each Depositary Share will be issued pursuant to a deposit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Deposit Agreement”). Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Purchase Contract will be issued pursuant to a purchase contract substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).

We have examined the Restated Certificate of Incorporation of the Company; the Amended and Restated Bylaws of the Company; records of proceedings of the Board of Directors of the Company; and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

Alston & Bird LLP	www.alston.com
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Graphic Packaging Holding Company

July 27, 2020

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution and, solely with respect to whether or not the Depositary Shares, Warrants, Purchase Contracts or Units are the valid and binding obligations of the Company, the laws of the State of New York. We do not express any opinion herein concerning any other laws. Our opinions set forth in paragraphs 3, 4, 5 and 6 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock has been duly issued and delivered against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

Graphic Packaging Holding Company

July 27, 2020

3.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Deposit Agreement and such corporate action, then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract (including a form of certificate evidencing the Purchase Contracts) and (b) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company, as applicable, against payment in the manner provided for in the Purchase Contract and such corporate action, then, upon the happening of such events, such Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ William S. Ortwein
William S. Ortwein
A Partner